Exhibit 32.1
Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Stephan B. Tanda, president and chief executive officer of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarter ended March 31, 2024 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ STEPHAN B. TANDA
Stephan B. Tanda
President and Chief Executive Officer

April 26, 2024